                                                                     EXHIBIT 11

                              IPL SYSTEMS, INC.

                   COMPUTATION ON NET LOSS PER COMMON SHARE

               (Thousands of dollars except per share amounts)


                                                                         THREE MONTHS ENDED
                                                                 ---------------------------------
                                                                 SEPTEMBER  30,      SEPTEMBER 30,
          PRIMARY                                                      1995              1994
          -------                                                --------------      -------------
          Net loss                                                $   (1,910)         $   (2,220)
                                                                  ==========          ==========
          Weighted average shares outstanding                      5,522,552           5,381,519

          Dilutive stock options based on the
            treasury stock method using average
            market price for the period                                 -                   -
                                                                  ----------          ----------
          Common shares used in calculation of
            net loss per share                                     5,522,552           5,381,519
                                                                  ==========          ==========

          Net loss per share                                      $    (0.35)         $    (0.41)
                                                                  ==========          ==========
          FULLY DILUTED
          -------------
          Net loss                                                $   (1,910)         $   (2,220)
                                                                  ----------          ----------
          Weighted average shares outstanding                      5,522,552           5,381,519

          Dilutive stock options based on the
            treasury stock method using the
            higher of average or period end
            market price                                      (A)    211,832                -
                                                                  ----------          ----------
          Common shares used in calculation of
            net loss per share                                     5,734,384           5,381,519
                                                                  ----------          ----------
          Net loss per share                                      $    (0.33)         $    (0.41)
                                                                  ----------          ----------

          (A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.

                                                                      EXHIBIT 11
                                                                     (CONTINUED)

                               IPL SYSTEMS, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                (Thousands of dollars except per share amounts)

                                                                         NINE MONTHS ENDED
                                                                   --------------------------------
                                                                   SEPTEMBER 30,      SEPTEMBER 30,
          PRIMARY                                                       1995               1994
          -------                                                  -------------      -------------
          Net loss                                                  $   (3,084)         $   (5,443)
                                                                    ==========          ==========
          Weighted average shares outstanding                        5,429,730           5,381,519

          Dilutive stock options based on the
            treasury stock method using average
            market price for the period                                   -                   -
                                                                    ----------          ----------
          Common shares used in calculation of
            net loss per share                                       5,429,730           5,381,519
                                                                    ==========          ==========
          Net loss per share                                        $   ( 0.57)         $    (1.01)
                                                                    ==========          ==========

          FULLY DILUTED
          -------------
          Net loss                                                  $   (3,084)         $   (5,443)
                                                                    ----------          ----------
          Weighted average shares outstanding                        5,429,730           5,381,519

          Dilutive stock options based on the
            treasury stock method using the
            higher of average or period end
            market price                                         (A)   211,832              17,795
                                                                    ----------          ----------
          Common shares used in calculation of
            net loss per share                                       5,641,562           5,399,314
                                                                    ----------          ----------
          Net loss per share                                        $    (0.55)         $    (1.01)
                                                                    ----------          ----------

          (A)  This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.

                                      15